EXHIBIT 99


Explanation of Responses:

1. Stagg Capital Group LLC ("Management") holds the shares of common stock, par value $0.001, issued by Nephros, Inc. (the "Common Stock"), indirectly through the account of an offshore private investment account for which Management serves as investment manager (the "Offshore Account"). The filing of this Form 4 shall not be construed as an admission that (i) Management or (ii) Scott A. Stagg is or was, for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the beneficial owner of the shares of Common Stock held at any time by the Offshore Account. Pursuant to Rule 16a-1 promulgated under the Exchange Act, Management and Mr. Stagg disclaim such beneficial ownership.


Stagg Capital Group LLC


By: /s/ Scott A. Stagg                                             06/12/2008
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Name:  Scott A. Stagg                                                 Date
Title: Managing Member


By: /s/ Scott A. Stagg                                             06/12/2008
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Name:  Scott A. Stagg                                                 Date